UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 12, 2008

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 12, 2008, Qualstar Corporation issued a press release regarding results of operations for the fiscal second quarter and six month period ended December 31, 2007. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01     Regulation FD Disclosure.

On February 12, 2008, Qualstar Corporation issued a press release announcing that the Board of Directors has declared a cash dividend of $0.06 per share of common stock. The cash dividend will be paid on March 11, 2008 to stockholders of record as of February 26, 2008. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8 K.

As stated in the press release, the declaration of future cash dividends is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company's financial performance and its available cash resources, its cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company. There can be no assurance that the Company will pay dividends in the future or that they will be equal or similar in amount to the amount described in this press release, or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release dated February 12, 2008, regarding results of operations for the fiscal quarter and six months ended December 31, 2007.
99.2	Press release dated February 12, 2008, announcing the declaration of a cash dividend of $0.06 per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

February 12, 2008	By:	/s/ William J. Gervais
William J. Gervais
Chief Executive Officer and President